Exhibit 99.1
Neustar Reports Revenue Growth of 16% for Second Quarter 2011
STERLING, Va., July 27, 2011 — Neustar, Inc. (NYSE: NSR), a provider of market-leading, innovative solutions and directory services that enable trusted communication across networks, applications and enterprises around the world, today announced results for the quarter ended June 30, 2011 and updated guidance for full-year 2011.
Summary of Consolidated Second Quarter Results Compared to Second Quarter of 2010
•	Revenue increased 16% to $147.7 million

•	Net income increased 13% to $32.4 million; net income would have increased 18% excluding the impact of a $1.8 million credit to sales tax and interest expense in the second quarter of 2010

Income from continuing operations increased 3% to $33.6 million; income from continuing operations would have increased 7% excluding the impact of a $1.8 million credit to sales tax and interest expense in the second quarter of 2010

•	Earnings per diluted share increased 16% to $0.43; earnings per diluted share would have increased 19% excluding the impact of a $1.8 million credit to sales tax and interest expense in the second quarter of 2010

Earnings from continuing operations per diluted share increased 7% to $0.45; earnings from continuing operations per diluted share would have increased 10% excluding the impact of a $1.8 million credit to sales tax and interest expense in the second quarter of 2010

•	EBITDA from continuing operations increased 6% to $64.6 million, representing a 44% margin; EBITDA from continuing operations would have increased 7% excluding the impact of a $1.8 million credit to sales tax and interest expense in the second quarter of 2010
“With our exit from the Converged Messaging business and our purchase of Evolving Systems’ numbering assets, Neustar continues to sharpen its strategic focus to drive growth and profitability,” said Lisa Hook, Neustar’s president and chief executive officer. “Evolving Systems’ numbering assets expand our information analytics portfolio and enhance our ability to help our customers manage the transition to IP networks.”
Paul Lalljie, Neustar’s chief financial officer added, “Second quarter results reflect continued strength in revenues and solid profitability. We will continue to focus on increasing profitability by pursuing additional opportunities for cost savings and building upon operational efficiencies. Our consistently strong cash flow gives us the flexibility to execute on strategic acquisitions, like our purchase of Evolving Systems’ Numbering Solutions assets, while also returning capital to shareholders.”
Discussion of Second Quarter Results
Consolidated revenue totaled $147.7 million, a 16% increase from $127.7 million in the second quarter of 2010. This increase was driven by growth in both the Carrier Services and Enterprise Services business segments. In particular:
•	Carrier Services revenue totaled $110.8 million, a 13% increase from $97.8 million in the second quarter of 2010. This increase is primarily due to a $7.9 million increase in Numbering Services revenue driven from a $10.9 million increase in the established fixed fee under the Company’s contracts to provide NPAC Services, which was partially offset by a $3.2 million decrease in revenue from functionality improvements requested by customers and a decrease in revenue from international LNP solutions. Additionally, Order Management Services revenue increased by $4.3 million, primarily due to greater demand and usage from existing customers and the addition of new customers; and

•	Enterprise Services revenue totaled $36.8 million, a 23% increase from $30.0 million in the second quarter of 2010. This increase is primarily due to a $4.5 million increase in Internet Infrastructure Services revenue due to the addition of new DNS solutions, including IP geolocation services. Additionally, Registry Services revenue increased by $2.3 million due to a larger number of common short codes and domain names under management.
Total operating expense increased 24% to $92.4 million from $74.4 million in the second quarter of 2010. This increase of $18.0 million in cost of revenue, sales and marketing, and research and development was primarily driven by overall growth in the business which required higher levels of support. In particular, expenses for the second quarter of 2011 included expenses associated with the acquired IP geolocation assets, a customer service experience center, and higher royalty expense resulting from increased common short codes revenue. Increases in general and administrative expense reflect higher facilities costs and expenses related to the pursuit of new business opportunities.
Results related to the Company’s Converged Messaging Services business for the second quarter and prior periods have been reclassified to discontinued operations following the completion of the Company’s plan to exit its Converged Messaging Services business during the second quarter of 2011. Included in results from discontinued operations for the six months ended June 30, 2011 is an income tax benefit of $42.7 million related to a worthless stock deduction.
Cash, cash equivalents and investments totaled $432.1 million as of June 30, 2011, compared to $392.2 million as of March 31, 2011 and compared to $382.4 million as of December 31, 2010. During the second quarter, the Company purchased approximately 701,000 shares of its Class A common stock at an average price of $25.97 per share, for a total purchase price of $18.2 million.
Business Outlook for 2011
•	Revenue to range from $585 million to $600 million;

•	EBITDA from continuing operations to range from $250 million to $260 million; and

•	Income from continuing operations to range from $127 million to $133 million, or between $1.68 and $1.76 per diluted share. Per share calculations are based on an estimated 75.5 million diluted weighted average shares outstanding.
The Company’s guidance includes approximately $5 million of revenue related to the assets acquired from Evolving Systems. This revenue will be reflected in the Carrier Services business segment within Order Management Services and replaces organic revenue for similar solutions. In addition, the guidance excludes the Company’s Converged Messaging Services business, driving the change in the Company’s guidance metric from EBITDA to EBITDA from continuing operations.
Reconciliation of Non-GAAP Financial Measures
In this press release and in other public statements, Neustar presents certain non-GAAP financial data. To place this data in an appropriate context, the following is a reconciliation of income from continuing operations to EBITDA from continuing operations for the three and six months ended June 30, 2010 and 2011 and the year ended December 31, 2010. Also provided is a reconciliation of projected income from continuing operations to projected EBITDA from continuing operations for the year ending December 31, 2011.

The reconciliation allows investors to appropriately consider each non-GAAP financial measure. These non-GAAP financial measures, however, should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes that these measures enhance investors’ understanding of the Company’s financial performance and the comparability of the Company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.
Reconciliation to EBITDA from continuing operations

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended	Year Ending
					December 31,	December 31,
	2010	2011	2010	2011	2010 (1)	2011 (2)
	(in thousands, except per share data)
	(unaudited)
Revenue	$127,731	$147,683	$254,566	$293,778	$520,866	$592,500

Income from continuing operations	$32,527	$33,616	$60,850	$67,081	$124,028	130,000
Add: Depreciation and amortization	7,769	9,386	15,570	18,532	32,861	39,000
Less: Other expense (income)	(1,018)	(804)	(871)	(660)	(587)	(600)
Add: Provision for income taxes, continuing operations	21,798	22,423	40,295	45,129	82,282	86,600

EBITDA from continuing operations	$61,076	$64,621	$115,844	$130,082	$238,584 (4)	$255,000

EBITDA from continuing operations per diluted share	$0.80	$0.86	$1.52	$1.73	$3.14	$3.38

EBITDA margin (5)	48%	44%	46%	44%	46%	43%

Weighted average diluted common shares outstanding	76,217	75,015	76,079	75,129	76,065	75,500

(1)	The amounts expressed in this column are derived from the Company’s audited consolidated financial statements for the year ended December 31, 2010

(2)	The amounts expressed in this column are based on current estimates as of the date of this press release of results for the full year. This reconciliation is based on the midpoint of the revenue guidance

(3)	Reflects the reclassification of the Company’s Converged Messaging Services business to discontinued operations for all periods presented

(4)	Includes management transition costs of $6.0 million for restructuring and severance costs

(5)	EBITDA margin is a measure of EBITDA from continuing operations as a percentage of total revenue
Conference Call
As announced on July 15, 2011, Neustar will conduct an investor conference call to discuss the Company’s results today at 4:30 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the Company’s website (www.neustar.biz). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.
The conference call is also accessible via telephone by dialing (888) 587-0627 (international callers dial (719) 325-2209). For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) Wednesday, August 3, 2011 by dialing (877) 870-5176 (international callers dial (858) 384-5517) and entering replay PIN 5629974, or by going to the Investor Relations tab of the Company’s website (www.neustar.biz).

Neustar will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.
This press release, the financial tables and other supplemental information, including a reconciliation of segment contribution to the nearest comparable GAAP measure and reconciliations of certain other non-GAAP measures to their nearest comparable GAAP measures that may be used periodically by management when discussing the Company’s financial results with investors and analysts, are available on the Company’s website under the Investor Relations tab.
About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) provides market-leading, innovative solutions and directory services that enable trusted communication across networks, applications, and enterprises around the world. Visit Neustar online at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the Company’s expectations, beliefs and business results in the future, such as guidance regarding its 2011 results. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The Company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the Company’s operations; modifications to or terminations of its material contracts; its ability to successfully identify and complete acquisitions; integrate and support the operations of businesses the Company acquires; increasing competition; market acceptance of its existing services; its ability to successfully develop and market new services; the uncertainty of whether new services will achieve market acceptance or result in any revenue; and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and subsequent periodic and current reports. All forward-looking statements are based on information available to the Company on the date of this press release, and the Company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
	(unaudited)
Revenue:
Carrier Services	$97,760	$110,834	$195,392	$220,449
Enterprise Services	29,971	36,849	59,174	73,329

Total revenue	127,731	147,683	254,566	293,778
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	26,988	31,417	54,004	62,469
Sales and marketing	21,204	26,267	43,364	51,206
Research and development	3,108	3,441	7,129	7,437
General and administrative	14,584	21,949	32,219	42,164
Depreciation and amortization	7,769	9,386	15,570	18,532
Restructuring charges (recoveries)	771	(12)	2,006	420

	74,424	92,448	154,292	182,228

Income from operations	53,307	55,235	100,274	111,550
Other (expense) income:
Interest and other expense	(1,011)	(126)	(2,548)	(473)
Interest and other income	2,029	930	3,419	1,133

Income from continuing operations before income taxes	54,325	56,039	101,145	112,210
Provision for income taxes, continuing operations	21,798	22,423	40,295	45,129

Income from continuing operations	32,527	33,616	60,850	67,081
(Loss) income from discontinued operations, net of tax	(3,954)	(1,261)	(7,075)	37,249

Net income	$28,573	$32,355	$53,775	$104,330

Basic net income (loss) per common share:
Continuing operations	$0.43	$0.46	$0.81	$0.91
Discontinued operations	(0.05)	(0.02)	(0.09)	0.50

Basic net income per common share	$0.38	$0.44	$0.72	$1.41

Diluted net income (loss) per common share:
Continuing operations	$0.42	$0.45	$0.80	$0.89
Discontinued operations	(0.05)	(0.02)	(0.09)	0.50

Diluted net income per common share	$0.37	$0.43	$0.71	$1.39

Weighted average common shares outstanding:
Basic	74,997	73,807	74,805	73,872

Diluted	76,217	75,015	76,079	75,129

NEUSTAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	June 30,
	2010	2011
	(audited)	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$345,372	$392,388
Restricted cash	556	9,483
Accounts and unbilled receivables, net	89,438	81,084
Prepaid expenses and other current assets	19,213	21,097
Income taxes receivable	—	15,874
Deferred tax assets	6,146	9,283

Total current assets	460,725	529,209

Long-term investments	37,009	39,721
Property and equipment, net	74,296	87,801
Goodwill and intangible assets, net	143,625	141,387
Other assets, long-term	8,082	11,656
Deferred tax assets, long-term	10,137	7,601

Total assets	$733,874	$817,375

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$61,690	$59,476
Deferred revenue	31,751	29,778
Capital lease obligations	6,325	4,087
Accrued restructuring	4,703	2,002
Other liabilities	11,035	8,635

Total current liabilities	115,504	103,978

Deferred revenue, long-term	10,578	11,169
Capital lease obligations, long-term	4,076	3,083
Accrued restructuring, long-term	315	795
Other liabilities, long-term	7,289	10,122

Total liabilities	137,762	129,147
Total stockholders’ equity	596,112	688,228

Total liabilities and stockholders’ equity	$733,874	$817,375

NEUSTAR, INC.
SEGMENT REVENUE AND CONTRIBUTION
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
	(unaudited)		(unaudited)
Revenue:(1)(3)
Carrier Services	$97,760	$110,834	$195,392	$220,449
Enterprise Services	29,971	36,849	59,174	73,329

Total revenue	$127,731	$147,683	$254,566	$293,778

Segment contribution:(2)(3)
Carrier Services	$87,999	$97,570	$175,226	$194,149
Enterprise Services	13,261	15,418	26,049	31,069

Total segment contribution	$101,260	$112,988	$201,275	$225,218

(1)	Carrier Services:
•	Numbering Services

•	Order Management Services

•	IP Services
Enterprise Services:
•	Internet Infrastructure Services

•	Registry Services
(2)	Segment contribution excludes certain unallocated costs within the following expense classifications: cost of revenue, sales and marketing, research and development, and general and administrative. In addition, depreciation and amortization and restructuring charges are excluded from segment contribution. Such unallocated costs totaled $48.0 million and $57.8 million for the three months ended June 30, 2010 and 2011, respectively, and totaled $101.0 million and $113.7 million for the six months ended June 30, 2010 and 2011, respectively.

(3)	The financial information above reflects the reclassification of the Company’s Converged Messaging Services business to discontinued operations for all periods presented.
Contact Info:

Investor Relations Contact	Media Contact
Brandon Pugh	Allen Goldberg
(571) 434-5659	(202) 368-4670
brandon.pugh@neustar.biz	allen.goldberg@neustar.biz